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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report  April 3, 1997
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                                     FKF, Inc.
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            (Exact name of registrant as specified in its charter)

     Iowa                          811-2750                      42-1083346
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(State or other                (Commission File               (I.R.S. Employer
 jurisdiction of                Number)                        Identification
 Incorporation)                                                Number)



     900 Boatmen's Bank Building
     317 Sixth Avenue
     Des Moines, Iowa                              50309
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(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code          515/245-7230
                                                          ----------------


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Item 1 through Item 3.  Not applicable.

Item 4.
     Ernst & Young LLP was dismissed from the audit of FKF, Inc. as of April 3, 1997, due to the merger of the Registrant's Parent Company, Boatmen's Bancshares, Inc., with and into a wholly owned subsidiary of NationsBank Corporation on January 7, 1997. The change in accountant occurred because Price Waterhouse LLP is the primary independent auditing firm of NationsBank Corporation and its subsidiaries. Ernst & Young LLP has not issued an adverse opinion or a disclaimer of an opinion or a qualified or modified opinion as to an uncertainty, audit scope or accounting principle of the Registrant. The decision to change accountants was approved by the Registrant's board of directors on April 3, 1997.

     There have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to the satisfaction of the former accountant, would have caused them to make reference to the subject matter of the disagreement in connection with their report in connection with the audits of the two fiscal years ended December 31, 1996, or any subsequent period preceding the dismissal.

Item 5 and Item 6.  Not applicable.

Item 7.     Financial Statements and Exhibits
       (a)  Financial statements of businesses acquired.  Not applicable.
       (b)  Proforma financial information.  Not applicable.
       (c) Exhibits. The following document is filed as an exhibit to this report:

            Exhibit No.
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            16.  Letter regarding change in certifying accountant.

Item 8.  Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             FKF, Inc.
                                     ------------------------
                                           (Registrant)


Date:      April 4, 1997                /s/Kelly Swinton
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                                           Kelly Swinton
                                           Controller
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INDEX TO EXHIBITS
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The following document is filed as an exhibit to this report:

Exhibit No.
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         16.  Letter regarding change in certifying accountant.